UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2012

Monmouth Real Estate Investment Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Juniper Business Plaza, Suite 3-C
3499 Route 9 North
Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

                                   (732) 577-9996

(Registrant’s telephone number, including area code)

                                                 Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 31, 2012, Monmouth Real Estate Investment Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp., as representative of the several underwriters listed on Schedule I thereto (the “Underwriters”), to issue and sell 2,000,000 shares of the Company’s 7.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), with a liquidation preference of $25.00 per share, in an underwritten public offering. In addition, the Company granted the Underwriters a 30-day over allotment option to purchase up to an additional 300,000 shares of the Series B Preferred Stock. The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company has agreed to indemnify the Underwriters against certain liabilities. The closing of the offering is expected to occur on or about June 7, 2012, subject to satisfaction of customary closing conditions.

The foregoing summary of the terms of the Underwriting Agreement is only a brief description of certain terms therein and does not purport to be a complete description of the rights and obligations of the parties thereunder. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

On June 1, 2012, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary to the charter of the Company, pursuant to which the Company has classified and designated 2,300,000 of the authorized but unissued shares of common stock, $0.01 par value per share, of the Company as shares of Series B Preferred Stock. A summary of the material terms of the Series B Preferred Stock is set forth under the caption “Description of the Series B Preferred Stock” in the Company’s prospectus, dated May 31, 2012 and filed with the Securities and Exchange Commission. The summary of the Series B Preferred Stock in the Company’s prospectus is qualified in its entirety by reference to the Articles Supplementary filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01 FD Disclosure.

The Company issued a press release concerning the pricing of the offering of the Series B Preferred Stock on May 31, 2012. A copy of the press release is furnished (and not filed) as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 31, 2012, between Monmouth Real Estate Investment Corporation and BMO Capital Markets Corp., as representative of the several underwriters named on Schedule I thereto.

3.1	Articles Supplementary designating the Company’s 7.875% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share.

99.1	Press Release, dated May 31, 2012, concerning the pricing of the offering of the Series B Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Dated:	June 4, 2012	By:	/s/ Anna T. Chew
Anna T. Chew
Interim Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 31, 2012, between Monmouth Real Estate Investment Corporation and BMO Capital Markets Corp., as representative of the several underwriters named on Schedule I thereto.

3.1	Articles Supplementary designating the Company’s 7.875% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share.

99.1	Press Release, dated May 31, 2012, concerning the pricing of the offering of the Series B Preferred Stock.